EXHIBIT 10.20
November 30, 2006
Freedom Acquisition Holdings, Inc.
1114 Avenue of the Americas, 41st Floor
New York, New York 10036
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
          Re:          Initial Public Offering
Ladies and Gentlemen:
          This Amended Letter Agreement amends and supersedes the Letter Agreement, dated July 20, 2006, by and among the above referenced parties and the undersigned.
          Citigroup Global Markets Inc. (“Citigroup”) is acting as sole bookrunning manager of the initial public offering (the “IPO”) of Units consisting of one share of Common Stock of Freedom Acquisition Holdings, Inc. (the “Company”), and one warrant to purchase one share of Common Stock of the Company and representative (the “Representative”) of Ladenburg Thalmann & Co. Inc. and any other underwriters named in the final prospectus (the “Prospectus”) relating to the IPO (Citigroup, Ladenburg, Thalmann & Co. Inc. and any other underwriters, collectively, the “Underwriters”). The undersigned stockholder, officer and/or director of the Company, in consideration of the Underwriters underwriting the Company’s IPO, hereby agrees as set forth below. Certain capitalized terms used herein are defined in Section 1 hereof.
     1. As used herein, (i) a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or otherwise, of an operating business selected by the Company; (ii) “Founders” shall mean all stockholders, officers and directors who are stockholders of the Company immediately prior to the IPO; (iii) “Common Stock” shall mean the Company’s common stock, par value $0.0001 per share, (iv) “Founders’ Shares” shall mean all of the shares of Common Stock of the Company owned by a Founder prior to the IPO, (v) “IPO Shares” shall mean the shares of Common Stock issued in the Company’s IPO, (vi) “Founders’ Warrants” shall mean all warrants to purchase shares of Common Stock of the Company owned by a Founder prior to the IPO, other than the Sponsors’ Warrants; (vii) “Founders’ Units” shall mean the 7,500,000 units issued by the Company to the Founders prior to the IPO, of which the Founders’ Shares and the Founders’ Warrants are a part; (viii) “Sponsors’ Warrants” shall mean the 4,500,000 warrants to purchase shares of Common Stock to be issued to the Sponsors in a private placement immediately prior to the IPO; (ix) “Co-Investment Units” shall mean the 5,000,000 units of the Company to be issued to the Sponsors in a private placement that will occur immediately prior to the consummation of a Business Combination by the Company; (x) “Co-Investment Shares” shall mean the Common Stock underlying the Co-Investment Units; (xi) “Co-Investment Warrants” shall mean the warrants to purchase shares of Common Stock underlying the Co-Investment Units; and (xii) “Locked-Up

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

Securities” shall mean all issued and outstanding Founders’ Units, Founders’ Shares and Founders’ Warrants (including the shares of Common Stock to be issued upon exercise of the Founders’ Warrants) and all Sponsors’ Warrants (including the shares of Common Stock to be issued upon exercise of the Sponsors’ Warrants), Co-Investment Units, Co-Investment Shares and Co-Investment Warrants (including the shares of Common Stock to be issued upon exercise of the Co-Investment Warrants) to be issued after the date hereof in accordance with the terms and conditions set forth in the Prospectus.
     2. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote (i) all Founders’ Shares owned by him or it in accordance with the majority of the votes cast by the holders of the IPO Shares and (ii) all other shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket for such Business Combination.
     3. In the event that the Company fails to consummate a Business Combination by the later of (i) 18 months after the consummation of the IPO (the “Consummation Date”) or (ii) 24 months after the Consummation Date in the event that either a letter of intent, an agreement in principle or a definitive agreement to consummate a Business Combination was executed but no Business Combination was consummated within such 18 month period (such later date being referred to herein as the “Termination Date”), the undersigned shall, to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”), (i) take all action necessary to dissolve the Corporation and liquidate the trust account established under the Investment Management Trust Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company (the “Trust Account”) to holders of IPO Shares as promptly as practicable after approval by the Company’s stockholders (subject to the requirements of the DGCL) and (ii) vote all Founders’ Shares and all of the shares of the Company’s Common Stock that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any dissolution and plan of distribution recommended by the Company’s Board of Directors, and promptly cause the Company to prepare and file a proxy statement with the Securities and Exchange Commission setting out the plan of dissolution and distribution. If no proxy statement seeking the approval of the stockholders for a Business Combination has been filed within 60 days prior to the Termination Date, and the Board of Directors convenes, adopts and recommends to the stockholders the liquidation and dissolution of the Company, and the Company files a proxy statement with the Securities and Exchange Commission seeking stockholder approval for such plan, the undersigned agrees to vote all Founders’ Shares and all of the shares that may be acquired by him or it in any private placement, the IPO or in the aftermarket in favor of any such dissolution and plan of distribution recommended by the Company’s Board of Directors. The undersigned hereby waives any and all right, title, interest or claim of any kind (“Claim”) to participate in any liquidating distribution of the Trust Account as part of the Company’s plan of distribution with respect to the Founders’ Shares if the Company fails to consummate a Business Combination and the Trust Account is consequently liquidated and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever. The undersigned acknowledges and agrees that

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

there will be no distribution from the Trust Account with respect to any warrants, all rights of which will terminate on the Company’s liquidation.
     4. Subject to Section 5 below, in order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, and not to any other person or entity unless the opportunity is rejected by the Company, those opportunities to acquire an operating business the undersigned reasonably believes are suitable opportunities for the Company, until the earlier of (i) the consummation by the Company of a Business Combination, (ii) the dissolution and liquidation of the Company or (iii) until such time as the undersigned ceases to be an officer or director of the Company, subject to any fiduciary obligations the undersigned might have.
     5. The undersigned (“Berggruen Holdings”) agrees that in the event it or one of its investment professionals becomes aware of, or involved with any Business Combination opportunities with an enterprise value of $500 million or more, Nicolas Berggruen will cause the undersigned to first offer such business opportunities to the Company and further agrees that neither it nor any of its affiliates will pursue such opportunities unless and until the Company’s Board of Directors determines that it will not pursue such opportunities (the “Company’s Right of First Review”) unless such Business Combination opportunity is competitive with one of the portfolio companies of Berggruen Holdings in which case they would first be offered to such portfolio company. The Company’s Right of First Review will begin upon the consummation of the IPO and terminate on the earlier of (i) the consummation by the Company of a Business Combination or (ii) the dissolution and liquidation of the Company.
     6. The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Founders, directors and/or officers of the Company or with any Company that the undersigned has had any discussions, formal or otherwise, with respect to a Business Combination with another company, prior to the consummation of the IPO.
     7. Upon consummation of the IPO, each of Berggruen Holdings and Marlin Equities II, LLC (“Marlin” and together with Berggruen Holdings, “Sponsors”) shall provide the Company’s audit committee, on a quarterly basis, with evidence that such Sponsor has sufficient net liquid assets available to consummate the Co-Investment (as described in the Prospectus). In the event that either Sponsor is unable to consummate the Co-Investment when required to do so, such Sponsor shall surrender and forfeit its Founders’ Units (including any warrants included in such units) to the Company.
     8. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept any compensation for services rendered to the Company prior to the consummation of the Business Combination; provided, however, that commencing upon the Consummation Date, Berggruen Holdings, Inc. shall be allowed to charge the Company an allocable share of its overhead, $10,000 per month, to compensate it for office space, administrative services and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation. The undersigned,

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

Marlin and the officers and directors of the Company shall also be entitled to reimbursement from the Company for their out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.
     9. Neither the undersigned, any member of the family of the undersigned, or any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.
     10. In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock (including the Locked Up Securities) of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction during the Restricted Period; provided, however, that the foregoing sentence shall not apply to (A) shares of Common Stock disposed of as bona fide gifts approved in writing by Citigroup, (B) any transfer for estate planning purposes of shares of Common Stock to persons immediately related to such transferor by blood, marriage or adoption, (C) any trust solely for the benefit of such transferor and/or the persons described in the preceding clause, or (D) the transfer by Berggruen Holdings or Marlin to the Company’s officers, directors and employees and other persons or entities associated with Nicolas Berggruen or Martin E. Franklin; provided, however, that with respect to each of the transfers described in clauses (A), (B), (C) and (D) of this sentence, (i) prior to such transfer, the transferee of such transfer, or the trustee or legal guardian on behalf of any transferee, agrees in writing to be bound by the terms of this letter and (ii) no filing by any party under the Exchange Act shall be required or shall be voluntarily made in connection with such disposition or transfer. The term “Restricted Period” means the period commencing on the date hereof and ending one year from the consummation of a Business Combination, except that if (a) during the last 17 days of the Restricted Period the Company issues an earnings release or material news or a material event relating to the Company occurs or (b) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16 day period beginning on the last day of the Restricted Period, then the Restricted Period shall end on and include the 18th day following the date of the issuance of the earnings release or the occurrence of the material news or material event.
     11. The undersigned hereby waives his or its right to exercise redemption rights with respect to any Founders’ Shares owned by the undersigned, directly or indirectly, and agrees that

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

he or she will not seek redemption for cash with respect to such Founders’ Shares in connection with any vote to approve a Business Combination (as is more fully defined in the Prospectus).
     12. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenience forum.
[Signature Page to Follow]

Freedom Acquisition Holdings, Inc.
Citigroup Global Markets Inc.

     13. The undersigned agrees to make available to the Company, at no cost to the Company, four of its investment professionals to actively source an acquisition for the Company.

BERGGRUEN HOLDINGS NORTH AMERICA LTD.
By:	/s/ NICOLAS BERGGRUEN
Name:	Nicolas Berggruen
Title:	President